More Information Contact:               (612) 678-7786
Charles Keller                          charles.r.keller@ampf.com

Stockholder Contact:                    (6120 218-3864
Chris Moran                             christopher.m.moran@ampf.com

             RiverSource Investments, LLC Completes its Acquisition
                     of J. & W. Seligman & Co. Incorporated
                    and Becomes Interim Investment Manager of
                Seligman Select Municipal Fund, Inc. (NYSE: SEL)

NEW YORK, NEW YORK, November 7, 2008 - Today, Seligman Select Municipal Fund, Inc. (the "Corporation") (NYSE: SEL) announced that RiverSource Investments, LLC ("RiverSource Investments"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), has completed its acquisition (the "RiverSource Transaction") of J. & W. Seligman & Co. Incorporated ("Seligman"). As a result of the RiverSource Transaction, the Corporation's management agreement with Seligman has terminated, and RiverSource is the new investment manager of the Corporation under an interim investment management services agreement effective November 7, 2008 for a period of up to 150 days (through April 5, 2009) (the "Interim Agreement").

The Corporation's portfolio managers have not changed as a result of the RiverSource Transaction.

As described in the Proxy Statement/Prospectus (as defined below), the Interim Agreement, which was approved by the Corporation's Board of Directors, will provide the Corporation with continuity of portfolio management and other services through April 5, 2009, during which time the Corporation will solicit stockholder vote on the Plan and Proposed Agreement (each as defined below).

As announced by the Corporation on September 4, 2008, the Corporation's Board of Directors approved and recommended to the Corporation's stockholders the acquisition (the "Acquisition") of the Corporation by National Municipal Class ("National Fund"), a series of Seligman Municipal Fund Series, Inc. ("SMF"), which, effective November 7, 2008, is also managed by RiverSource Investments. On December 18, 2008, the Corporation will hold a Special Meeting of Stockholders (the "Meeting") for the following purposes:

      1. To consider and vote on a proposal to approve the Agreement and Plan of Merger and Liquidation (the "Plan") as described in the proxy statement/prospectus, dated October 28, 2008 (the "Proxy Statement/Prospectus"), the merger and the other transactions contemplated by the Plan;

      2.    To  consider  and  vote  upon  the  proposed  Investment  Management
            Services   Agreement   between  the   Corporation   and  RiverSource
            Investments; and

      3. To elect directors to the Board of Directors of the Corporation, (i) four of which to hold office until the 2009 annual meeting of stockholders, (ii) two of which to hold office until the 2010 annual meeting of stockholders and (iii) four of which to hold office until the 2011 annual meeting of stockholders, and until their successors are elected and qualify.

The close of business on October 24, 2008 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

On November 3, 2008, shareholders of National Fund approved a new investment management services agreement between SMF (on behalf of National Fund) and RiverSource Investments at a special meeting of shareholders. This approval was a condition (now satisfied) to the consummation of the Acquisition.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

This press release does not constitute an offering of securities.

You should consider the investment objectives, risks, charges, and expenses of the Funds carefully before investing. Investors can obtain the Funds' most recent annual and mid-year reports and other regulatory filings by contacting Seligman Services, Inc. at 800-597-6068. These reports and other filings are also available on the Securities and Exchange Commission's EDGAR Database. You should read these reports and other filings carefully before investing or sending money.

There is no guarantee that the Corporation's investment goals/objectives will be met, and you could lose money.